EXHIBIT 4.10
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                                 MATHSOFT, INC.

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
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     MathSoft,  Inc.  a Massachusetts corporation (the "Company"), hereby grants as of the __ day of _____, ____ to ____________ (the "Optionee"), an option to purchase a maximum of [10][20],000 shares of its Common Stock, $.01 par value, at the price of $_______ per share (the "Option"), on the following terms and conditions:

1.     GRANT  UNDER 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.  The Option is
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granted  pursuant to and is governed by the Company's 1992 Non-Employee Director
Stock Option Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.     GRANT  AS NON-QUALIFIED STOCK OPTION; OTHER OPTIONS.  The Option shall be
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treated  for federal income tax purposes as a non-qualified stock option and NOT as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended. The Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3.     EXTENT  OF OPTION.  Subject to the provisions of Article 1, the Option is
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fully  exercisable  by  the  Optionee  as of the date hereof.  The Option may be exercised up to and including the date which is ten years from the date the Option is granted.

4.     TERMINATION  OF  DIRECTORSHIP.  In  the event the Optionee ceases to be a
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director  of  the  Company  other  than  by  reason  of death at a time when the
Optionee holds the Option, the Optionee may exercise such Option within the original term of the Option, as to all or any of the shares covered thereby, at the time or times such exercise is permitted under the terms of this Agreement.

5.     DEATH.  If  the Optionee dies while the Option is exercisable, the Option
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may  be  exercised,  to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficially who acquires the Option by will or by the laws of descent and distribution, at any time prior to the Option's expiration date specified in this Agreement.

6.     PARTIAL  EXERCISE.  Exercise  of the Option up to the extent above stated
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may  be  made in part at any time and from time to time within the above limits, except  that  the  Option  may  not  be  exercised  for  a  fraction of a share.

7.     PAYMENT  OF  PRICE.  The option price is payable in United States dollars
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and  shall  be  paid  in  cash or by check, or any combination of the foregoing, equal  in  amount  to  the  option  price.

8.     METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
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Agreement,  the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the such shares as soon as practicable after the notice shall be received. The certificate or the certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.


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9.     OPTION  NOT  TRANSFERABLE.  The  Option is not transferable or assignable
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except  by  will  or  by  the  laws  of  descent  and  distribution.  During the
Optionee's  lifetime  only  the  Optionee  can  exercise  the  Option.

10.     NO  OBLIGATION  TO  EXERCISE  OPTION.  The  grant  and acceptance of the
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Option  imposes  no  obligation  on  the  Optionee  to  exercise  it.

11.     NO  RIGHTS  AS  STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have not
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rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issues.

12.     CAPITAL  CHANGES  AND  BUSINESS  SUCCESSIONS.  It  is the purpose of the
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Option  to encourage the Optionee to serve the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of the Option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

13.     PROVISION  OF  DOCUMENTATION OF OPTIONEE.  By signing this Agreement the
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Optionee  acknowledges  receipt  of  a  copy of this Agreement and a copy of the
Company's  1992  Non-Employee  Director  Stock  Option  Plan.

14.     GOVERNING  LAW.  This  Agreement shall be governed by and interpreted in
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accordance  with  the  internal  laws  of  the  Commonwealth  of  Massachusetts.


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IN WITHNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

OPTIONEE                                         MATHSOFT,  INC.




______________________________                   _______________________________
                                                 By:  __________________________
                                                 Title:  _______________________

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